Exhibit 99.1

Appendix 4C

Quarter Ended 31 December 2013

San Diego, California and Sydney, Australia (Friday 31 January 2014, AEDT) — REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to provide the attached Appendix 4C Quarterly Report for the quarter ended 31 December 2013. The Appendix 4C is unaudited.

Fourth Quarter Highlights

During its fourth quarter of 2013, the Company achieved the following:

•                  Continued clinical enrollment with the ReZolve2 scaffold at locations in Australia, Brazil, Europe, and New Zealand. Enrollment in the trial was completed 7 January 2014, with a total of 112 patients. The trial is designed to provide the data needed for a CE Marking application, which is anticipated to be made in late 2014;

•                  Continued development activities on the Company’s next generation bioresorbable coronary scaffold, which is planned to have the same clinical benefits as the ReZolve2 scaffolds, but with advanced polymer properties that allow for thinner strut thickness, enhanced deliverability, and applicability to a variety of scaffold designs;

•                  Continued development of additional scaffold sizes, which are designed to allow a larger number of lesions to be treated;

•                  Completed 12-month follow-up on patients in the RESTORE clinical study who were implanted with the ReZolve scaffold between December 2011 and July 2012. A complete set of the 12-month data was released at the Transcatheter Cardiovascular Therapeutics (“TCT”) conference in San Francisco, California in October; and,

•                  Continued feasibility work on additional technologies in its patent portfolio.

Appendix 4C

As of 31 December 2013, the Company’s cash balance was US$19,229,000 and its interest-bearing investments were US$1,492,000 for a total of US$20,721,000. The current quarter end cash balance reflects a decrease of US$6,488,000 from the 30 September 2013 quarter end balance of US$27,209,000, primarily as a result of expenditures related to normal operating activities and capital equipment purchases of US$462,000.

The Company currently plans to file its Form 10-K Annual Report (the “Annual Report”), including audited financial statements, with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or about 28 February 2014. The Annual Report provides financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations, for the year ended 31 December 2013.

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE:  Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX) • ARBN 146 505 777

REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability.

About REVA

REVA is a development stage medical device company incorporated in Delaware, USA, that is focused on the development and eventual commercialization of its proprietary bioresorbable stent products. The ReZolve® product family, which is in a clinical study phase, combines REVA’s proprietary stent design with a proprietary polymer that is metabolized and cleared from the body. REVA’s anticipated initial commercial product, the ReZolve2 scaffold, is designed to offer full x-ray visibility, clinically relevant sizing, and a controlled and safe resorption rate. In addition, by early encapsulation of the stent in the artery tissue coupled with the loss of scaffold structure over time, the ReZolve2 scaffold may reduce the incidence of late forming blood clots or otherwise reduce long-term disease progression, potential benefits of bioresorbable scaffolds that have yet to be proven. REVA will require clinical results and regulatory approval before it can begin selling the ReZolve2 scaffold.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not historical, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, including our ability to obtain the regulatory approvals required to market our ReZolve scaffold, our ability to timely and successfully complete our clinical trials, our ability to protect our intellectual property position, our ability to commercialize our products if and when approved, our ability to develop and commercialize new products, and our estimates regarding our capital requirements and financial performance, including profitability. Other risks and uncertainties that may cause our actual results to vary materially from any forward-looking statements are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on 28 February 2013. We may update our risk factors from time to time in our periodic reports or other current reports filed with the SEC. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia

Investor and Media Enquiries:	Investor Enquiries:
Cheryl Liberatore	Kim Jacobs
Director, Investor Relations and Marketing	Inteq Limited
REVA Medical, Inc.	+61 2 9229 2700
+1 858-966-3045
Media Enquiries:
Rebecca Wilson
Buchan Consulting
+61 3 9866 4722

2

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10

Name of entity

REVA Medical, Inc.

ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	31 December 2013

Consolidated statement of cash flows

Cash flows related to operating activities		Current Quarter (Q4) $’000 USD	Year to date (12 months) $’000 USD
1.1	Receipts from customers	0	0

1.2	Payments for (a) staff costs	(2,259)	(8,981)
	(b) advertising and marketing	0	0
	(c) research and development	(2,968)	(9,980)
	(d) leased assets	0	0
	(e) other working capital	(814)	(2,830)
1.3	Dividends received	0	0
1.4	Interest and other items of a similar nature received	3	38
1.5	Interest and other costs of finance paid	0	0
1.6	Income taxes paid	0	0
1.7	Other (provide details if material)	0	0
	Net operating cash flows	(6,038)	(21,753)

+ See chapter 19 for defined terms.

17/12/2010

		Current Quarter (Q4) $’000 USD	Year to date (12 months) $’000 USD
1.8	Net operating cash flows (carried forward)	(6,038)	(21,753)

	Cash flows related to investing activities
1.9	Payment for acquisition of:
	(a) businesses (item 5)	0	0
	(b) equity investments	0	0
	(c) intellectual property	0
	(d) physical non-current assets	(462)	(1,656)
	(e) other non-current assets	0	0
1.10	Proceeds from disposal of:
	(a) businesses (item 5)	0	0
	(b) equity investments	0	0
	(c) intellectual property	0	0
	(d) physical non-current assets	0	0
	(e) other non-current assets	0	0
1.11	Loans to other entities	0	0
1.12	Loans repaid by other entities	0	0
1.13	Other: maturities (purchases) of Certificates of Deposit	(249)	3,731
	Net investing cash flows	(711)	2,075
1.14	Total operating and investing cash flows	(6,749)	(19,678)

	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	12	31
1.16	Proceeds from sale of forfeited shares	0	0
1.17	Proceeds from borrowings	0	0
1.18	Repayment of borrowings	0	0
1.19	Dividends paid	0	0
1.20	Other (provide details if material)	0	0
	Net financing cash flows	12	31

	Net increase (decrease) in cash held	(6,737)	(19,647)

1.21	Cash at beginning of quarter/year to date	25,966	38,876
1.22	Exchange rate adjustments to item 1.20	0	0
1.23	Cash at end of quarter	19,229	19,229

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

			Current Quarter (Q4) $’000 USD
1.24	Aggregate amount of payments to the parties included in item 1.2		145
1.25	Aggregate amount of loans to the parties included in item 1.11		0

1.26	Explanation necessary for an understanding of the transactions
	Australian Director fees (2 non-executive directors)	20
	U.S Director fees (3 non-executive directors)	27
	U.S. Director salary (1 executive director)	98

Non-cash financing and investing activities

2.1                               Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

N/A

2.2                               Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

N/A

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $’000 USD	Amount used $’000 USD
3.1	Loan facilities	0	0
3.2	Credit standby arrangements	0	0

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current Quarter (Q4) $’000 USD	Previous Quarter (Q3) $’000 USD
4.1	Cash on hand and at bank	24	21
4.2	Deposits at call (including time deposits)	19,205	25,945
4.3	Bank overdraft	0	0
4.4	Other (provide details)	0	0
	Total: cash at end of quarter (item 1.23)	19,229	25,966

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	N/A	N/A
5.2	Place of incorporation or registration
5.3	Consideration for acquisition or disposal
5.4	Total net assets
5.5	Nature of business

Compliance statement

1                     This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2                     This statement does give a true and fair view of the matters disclosed.

Sign here:	/s/ Katrina L. Thompson	Date: 31 January 2014
(Chief Financial Officer/Company Secretary)

Print name: Katrina L. Thompson

Notes

1.                                     The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position.  An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.                                     The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.                                     Accounting Standards.  ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities.  If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.